Exhibit 99.3

RISK FACTORS

Risks Related to Our Recently Completed Acquisition of ReShape Medical and BarioSurg

Our acquisitions of ReShape Medical in October 2017 and BarioSurg in May 2017 could adversely affect our operations, financial results and financial condition.

In October 2017, we acquired ReShape Medical, Inc., a privately-held medical technology company that develops, manufactures and markets the ReShape® Dual Weight Loss Balloon (the “ReShape Balloon”), an FDA-approved, minimally invasive intragastric balloon designed to treat obesity patients with a body mass index (BMI) between 30 and 40, with one or more related comorbid conditions. In May 2017, we acquired BarioSurg, Inc., a privately held medical device company that developed the proprietary, minimally invasive and reversible device, the Gastric Vest, which we now refer to as the ReShape Vest, to treat obesity and related comorbidities. In addition, we may pursue additional acquisitions of other companies or product lines. A successful acquisition depends on our ability to identify, negotiate, complete and integrate such acquisition and to obtain any necessary financing. With respect to our acquisitions of ReShape Medical and BarioSurg and any future acquisitions, we may experience:

•                            difficulties in integrating the acquired businesses and their respective personnel and products into our existing business;

•                            difficulties in integrating commercial organizations;

•                            difficulties or delays in realizing the anticipated benefits of the acquisition;

•                            diversion of our management’s time and attention from other business concerns;

•                            challenges due to limited or no direct prior experience in new markets or countries we may enter;

•                            inability to successfully develop new products and services on a timely basis that address our new market opportunities post-acquisition;

•                            inability to compete effectively against companies already serving the broader market opportunities expected to be available to us post-acquisition;

•                            unanticipated costs and other contingent liabilities; and

•                            any unforeseen compliance risks and accompanying financial and reputational exposure or loss not uncovered in the due diligence process and which are imputed to our company, such as compliance with federal laws and regulations, the advertising and promotion regulations under the federal Food, Drug and Cosmetic Act, the Anti-kickback Statute, the False Claims Act, the Physician Sunshine Payments Act and other applicable laws.

We have invested, and expect to continue to invest, significant cash and other resources in connection with our acquisition of ReShape Medical and BarioSurg and our development of the ReShape Balloon and the ReShape Vest. The consideration we paid to acquire ReShape Medical and BarioSurg included approximately $5 million and $2 million in cash, respectively, and our efforts to continue the development of, and to successfully commercialize, the acquired products and technologies will require significant cash expenditures. There can be no assurance that we will be successful in our efforts. Should we be unable to obtain adequate financing or generate sufficient revenue in the future, our business, results of operations, liquidity and financial condition could be materially and adversely harmed.

The U.S. Food and Drug Administration (FDA) has published an announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon, which could harm our business.

The FDA has published an announcement to alert health care providers of five reports of unanticipated deaths that occurred within one month of the placement of an intragastric balloon, one of which involved the ReShape Balloon. The announcement indicated that the root cause or incidence of patient death in these cases had not been found and the FDA was not able to definitively attribute the deaths to the balloon devices or their respective insertion procedures.  The announcement also indicated that the FDA had received an additional report of a death related to potential complications associated with an esophageal perforation related to the ReShape Balloon.  If these adverse events occur more frequently or other serious adverse effects are detected in liquid-filled intragastric balloons, the ReShape Balloon product may be subject to adverse FDA action or additional communications from the FDA, which could harm our business. In addition, we believe that the FDA announcement has negatively impacted, and may continue to negatively impact, our sales of the ReShape Balloon, which could have an adverse effect on our business, results of operations, liquidity and financial condition.

If we do not achieve the contemplated benefits of our acquisitions of ReShape Medical and BarioSurg, our business and financial condition may be materially impaired.

We may not achieve the desired benefits from our acquisitions of ReShape Medical and BarioSurg. For any of the reasons described above and elsewhere in this report and even if we are able to successfully operate ReShape Medical and BarioSurg within our company, we may not be able to realize the revenue and other growth that we anticipate from the acquisitions in the time frame that we currently expect, and the costs of achieving these benefits may be higher than what we currently expect, because of a number of risks, including, but not limited to:

•              the possibility that the acquisitions may not further our business strategy as we expected;

•              the possibility that the revenue from our ReShape Balloon may be lower than we expected;

•              the possibility that we may not be able to obtain the required regulatory approvals for the ReShape Vest; and

•              the possibility that we may not be able to commercialize the ReShape Vest.

As a result of these risks, we may not achieve the anticipated strategic and financial benefits of the ReShape Medical and BarioSurg acquisitions.

Our proposed ReShape Vest product is in the early stages of development. If the development of this product is not successfully completed or any required regulatory approvals are not obtained, the ReShape Vest may not be commercialized and our business prospects may suffer.

The ReShape Vest that we acquired as part of acquisition of BarioSurg is in the early stages of development and has not yet reached the clinical trial stage. Our ability to market the ReShape Vest in the United States and abroad depends upon our ability to demonstrate the safety, and in the case of the United States, efficacy, of the product with clinical data to support our requests for regulatory approval. The ReShape Vest may not be found to be safe and, where required, effective in clinical trials and may not ultimately be approved for marketing by U.S. or foreign regulatory authorities, which would have a negative impact on our net sales.

There is no assurance that we will be successful in achieving the desired results in our anticipated clinical trials for the ReShape Vest or, if we do, that the FDA or other regulatory agencies will approve the product for sale without the need for additional clinical trial data to demonstrate safety and efficacy. We continually evaluate the potential financial benefits and costs of clinical trials and the products being evaluated in them. If we determine that the costs associated with obtaining regulatory approval of a product exceed the potential financial benefits of that product or if the projected development timeline is inconsistent with our investment horizon, we may choose to stop a clinical trial and/or the development of a product.

Our Board of Directors and executive officers are able to influence matters requiring stockholder approval and could discourage the purchase of our outstanding shares at a premium.

As of December 31, 2017, Dr. Raj Nihalani, the founder and former Chief Executive Officer of BarioSurg and our Chief Technology Officer, beneficially owned approximately 15.1% of our outstanding common stock. Under a voting agreement entered into in connection with our acquisition of BarioSurg, Dr. Nihalani agreed to vote all shares of our common stock he owns in accordance with the recommendation of our Board of Directors and granted an irrevocable proxy to our Board of Directors to vote his shares in accordance with the terms of the voting agreement. In addition, as of December 31, 2017, HealthCor Partners Fund II, L.P. (“HealthCor”) beneficially owned approximately 8.5% of our outstanding common stock. Michael Y. Mashaal, M.D., a member of our Board of Directors, is managing director of the investment manager of HealthCor and therefore may be deemed to beneficially own the shares held by by HealthCor. In connection with our acquisition of ReShape Medical, we entered into a voting and standstill agreement with HealthCor and each other former ReShape Medical stockholder who holds at least 5% of our outstanding common stock (on an as-converted basis) after the acquisition pursuant to which such stockolders agreed to (i) vote all shares of our common stock in the same manner as and in the same proportion as the votes cast on the matter by the holders of our voting securities entitled to vote on the matter, unless such requirement is waived by our Board of Directors, and (ii) certain customary standstill provisions pursuant to which such stockholders will refrain from various actions that might relate to the acquisition of control of our company, such as making proposals to acquire our company or launching a proxy context.

Collectively, our directors and executive officers as a group beneficially own approximately 25% of our outstanding common stock. As a result of Dr. Nihalani’s and Dr. Mashaal’s share ownership and the voting agreements described above, our Board of Directors and executive officers are able to influence matters requiring stockholder approval, such as the election of directors and approval of significant corporate transactions. The interests of our Board of Directors and executive officers may differ from the interests of our other stockholders. For example, our Board of Directors and executive officers could oppose a third party offer to acquire us that the other stockholders might consider attractive. In such case and in similar situations, our other stockholders may disagree with our Board of Directors and executive officers as to whether the action opposed or supported by our Board of Directors and executive officers is in the best interest of our stockholders.

The shares of series C convertible preferred stock issued in connection with our acquisition of ReShape Medical have certain rights and preferences senior to our common stock.

In connection with the ReShape Medical merger, we issued 187,772 shares of newly created non-voting series C convertible preferred stock, which shares became convertible into 18,777,200 shares of voting common stock upon the post-closing approval of our stockholders in accordance with the NASDAQ Stock Market Rules. On December 19, 2017, the date of stockholder approval, 82,384 shares of series C convertible preferred stock automatically converted into 8,238,400 shares of common stock. The remaining 105,388 shares of series C convertible preferred stock are convertible at the option of their holders into approximately 10.5 million shares of common stock, provided that the former ReShape Medical holders will not be permitted to convert their shares of series C convertible preferred stock into shares of common stock to the extent such conversion would cause them to holder more than 49.0% of our outstanding voting securities at the time of any such conversion.  In general, the series C convertible preferred stock is entitled to receive dividends (on an as-if-converted-to-common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of series C convertible preferred stock.  While the series C convertible preferred stock generally does not have voting rights, as long as any shares of series C convertible preferred stock remain outstanding, we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of series C convertible preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series C convertible preferred stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the series C convertible preferred stock), (b) alter or amend the series C convertible preferred stock certificate of designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series C convertible preferred stock, (d) increase the number of authorized shares of series C convertible preferred stock or (e) enter into any agreement with respect to any of the foregoing. The series C convertible preferred stock has a liquidation preference of $274.8774 per share, or $2.748774 per underlying share of common stock. Holders of the series C convertible preferred stock have the right to convert their shares into shares of common stock instead of receiving the liquidation preference.

Risks Related to Our Business and Industry

If we are unsuccessful in our pursuit of various funding options, we will be unable to continue as a going concern.

Management is currently pursuing various funding options, including seeking additional equity financing, to continue the development of, and to successfully commercialize, the ReShape vBloc, the ReShape Balloon and the ReShape Vest. There can be no assurance that we will be successful in our efforts. Should we be unable to obtain adequate financing or generate sufficient revenue in the future, our business, result of operations, liquidity and financial condition would be materially and adversely harmed, and we would be unable to continue as a going concern. Additionally, there can be no assurance that, assuming we are able to strengthen our cash position, we will achieve sufficient revenue or profitable operations to continue as a going concern.

We are a medical device company with a limited history of operations, no significant history of sales in the United States and a limited history of sales in countries outside of the United States, and we cannot assure you that we will ever generate substantial revenue or be profitable.

We are a medical device company with a limited operating history upon which you can evaluate our business. We received FDA approval to sell our vBloc System, which we now refer to as ReShape vBloc, in the United States on January 14, 2015 and we have had commercial sales within the United States since 2015. We have also completed the regulatory process required to sell our ReShape vBloc in Australia, the European Economic Area and other countries that recognize the European CE Mark, and have not generated revenue from commercial sales outside of the United States since 2012 and then only on a limited basis in Australia and the Middle East.  Because we believe that  the costs and resources required to successfully commercialize ReShape vBloc internationally are currently beyond our capability, we made the decision in late 2017 to temporarily abandon CE-marking of ReShape vBloc. Similarly, we discontinued the regulatory processes required to sell ReShape vBloc in Australia in 2016.

We have been engaged in research and development and clinical trials since our inception in 2002 and have invested substantially all of our time and resources in developing our vBloc Therapy, which we have begun to commercialize in the form of our ReShape vBloc. The success of our business will depend on our ability to establish a sales force, make sales and control costs, as well as our ability to obtain additional regulatory approvals needed to market new versions of our ReShape vBloc or ReShape Balloon or regulatory approvals needed to market our ReShape Vest and any other products we may develop in the future, all of which we may be unable to do. If we are unable to successfully market our ReShape vBloc and ReShape Balloon for their indicated use or develop and commercialize the ReShape Vest, we may never become profitable and may have to cease operations as a result. Our lack of a significant operating history also limits your ability to make a comparative evaluation of us, our products and our prospects.

We have incurred losses since inception and we anticipate that we will continue to incur losses for the foreseeable future.

We have incurred losses in each year since our formation in 2002. Our net loss applicable to common stockholders for the fiscal years ended December 31, 2016, 2015 and 2014 was $23.4 million, $25.5 million and $26.1 million, respectively. We have funded our operations to date principally from the sale of securities and the issuance of indebtedness. Development of a new medical device, including conducting clinical trials and seeking regulatory approvals, is a long, expensive and uncertain process. Although we recently received the regulatory approval required to sell our ReShape vBloc in the United States and have the approvals required for sales in the European Economic Area and other countries that recognize the European CE Mark, we have only generated limited revenue from commercial sales in the United States and have not generated revenue from commercial sales outside of the United States since 2012 and then only on a limited basis in Australia and the Middle East. Because we believe that  the costs and resources required to successfully commercialize ReShape vBloc internationally are currently beyond our capability, we made the decision in late 2017 to temporarily abandon CE-marking of ReShape vBloc. Similarly, we discontinued the regulatory processes required to sell ReShape vBloc in Australia in 2016.

We expect to incur significant sales and marketing expenses prior to recording sufficient revenue to offset these expenses. We expect our general and administrative expenses to increase as we continue to add the infrastructure necessary to support our initial commercial sales, market the ReShape Balloon, develop the ReShape Vest, operate as a public company and develop our intellectual property portfolio. For these reasons, we expect to continue to incur significant operating losses for the next several years. These losses, among other things, have had and will continue to have an adverse effect on our stockholders’ equity and working capital. Because of the numerous risks and uncertainties associated with developing new medical devices, we are unable to predict the extent of any future losses or when we will become profitable, if ever.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or liquidate some or all of our assets.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on the development and commercialization of our products and on research and development, including conducting current and future clinical trials for our ReShape vBloc, ReShape Balloon, ReShape Vest and subsequent versions of our products. Cash used in operations was $20.6 million, $22.6 million and $19.4 million for the fiscal years ended December 31, 2016, 2015 and 2014, respectively. We expect that our cash used in operations will continue to be significant in the upcoming years, and that we will need to raise additional capital to commercialize our ReShape vBloc in the United States, the European Economic Area, other countries that recognize the European CE Mark and other international markets, to explore other indications for the ReShape vBloc and ReShape Balloon, to develop the ReShape Vest, to continue our research and development programs, and to fund our ongoing operations.

Our future funding requirements will depend on many factors, including:

•                  the cost and timing of establishing sales, marketing and distribution capabilities;

•                  the cost of establishing clinical and commercial supplies of our ReShape vBloc, ReShape Balloon, ReShape Vest and any products that we may develop;

•                  the rate of market acceptance of our ReShape vBloc and vBloc Therapy, ReShape Balllon, ReShape Vest and any other product candidates;

•                  the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;

•                  the cost of defending, in litigation or otherwise, any claims that we infringe third-party patent or other intellectual property rights;

•                  the effect of competing products and market developments;

•                  the cost of explanting clinical devices;

•                  the terms and timing of any collaborative, licensing or other arrangements that we may establish;

•                  any revenue generated by sales of our ReShape vBloc, ReShape Balloon, ReShape Vest or our future products;

•                  the scope, rate of progress, results and cost of any clinical trials and other research and development activities;

•                  the cost and timing of obtaining any further required regulatory approvals; and

•                  the extent to which we invest in products and technologies, although we currently have no commitments or agreements relating to these types of transactions.

Until the time, if ever, when we can generate a sufficient amount of product revenue, we expect to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration, licensing arrangements and grants, as well as through interest income earned on cash balances.

Additional capital may not be available on terms favorable to us, or at all. If we raise additional funds by issuing equity securities, our stockholders may experience dilution. Debt financing, if available, may involve restrictive covenants or additional security interests in our assets. Any additional debt or equity financing that we complete may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to delay, reduce the scope of, or eliminate some or all of, our development programs or liquidate some or all of our assets.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), as well as rules subsequently implemented by the SEC and NASDAQ have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations result in increased legal and financial compliance costs and will make some activities more time-consuming and costly.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure. In particular, we are required to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. We have incurred and continue to expect to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404. Moreover, if we do not comply with the requirements of Section 404, or if we identify deficiencies in our internal controls that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources.

We face significant uncertainty in the industry due to government healthcare reform.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. The Patient Protection and Affordable Care Act, as amended, (the Affordable Care Act) as well as any future healthcare reform legislation, may have a significant impact on our business. The impact of the Affordable Care Act on the health care industry is extensive and includes, among other things, the federal government assuming a larger role in the health care system, expanding healthcare coverage of United States citizens and mandating basic healthcare benefits. The Affordable Care Act contains many provisions designed to generate the revenues necessary to fund the coverage expansions and to reduce costs of Medicare and Medicaid, including imposing a 2.3% excise tax on domestic sales of many medical devices by manufacturers that began in 2013. Although a moratorium was placed on the medical device excise tax in 2016 and 2017, the moratorium has not been extended to 2018. If Congress does not pass legislation reinstating the moratorium or otherwise eliminating the excise tax, our sales and selling, general and administrative expenses may be adversely effected.

Congress is considering legislation to replace or repeal elements or all of the Affordable Care Act. In addition, there have been recent public announcements by members of Congress and the new presidential administration regarding their plans to repeal and replace the Affordable Care Act. Further, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the Affordable Care Act to waive, defer, grant exemptions from, or delay the implementation of any provision of the Affordable Care Act that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. At this time, it is not clear whether the Affordable Care Act will be repealed in whole or in part, and, if it is repealed, whether it will be replaced in whole or in part by another plan and what impact those changes will have on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, and also indirectly affect the amounts that private payers are willing to pay. In addition, any healthcare reforms enacted in the future may, like the Affordable Care Act, be phased in over a number of years but, if enacted, could reduce our revenue, increase our costs, or require us to revise the ways in which we conduct business or put us at risk for loss of business. In addition, our results of operations, financial position and cash flows could be materially adversely affected by changes under the Affordable Care Act and changes under any federal or state legislation adopted in the future.

We are subject, directly or indirectly, to United States federal and state healthcare fraud and abuse and false claims laws and regulations. Prosecutions under such laws have increased in recent years and we may become subject to such litigation. If we are unable to, or have not fully complied with such laws, we could face substantial penalties.

Our operations are directly, or indirectly through customers, subject to various state and federal fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and federal False Claims Act. These laws may impact, among other things, our sales, marketing and education programs.

The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. The Anti-Kickback Statute is broad and, despite a series of narrow safe harbors, prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Penalties for violations of the federal Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have also adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

The federal False Claims Act prohibits persons from knowingly filing, or causing to be filed, a false claim to, or the knowing use of false statements to obtain payment from the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The frequency of filing qui tam actions has increased significantly in recent years, causing greater numbers of medical device, pharmaceutical and healthcare companies to have to defend a False Claim Act action. When an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim. Various states have also enacted laws modeled after the federal False Claims Act.

We are unable to predict whether we could be subject to actions under any of these laws, or the impact of such actions. If we are found to be in violation of any of the laws described above or other applicable state and federal fraud and abuse laws, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from government healthcare reimbursement programs and the curtailment or restructuring of our operations.

We operate in a highly competitive industry that is subject to rapid change. If our competitors are able to develop and market products that are safer or more effective than our products, our commercial opportunities will be reduced or eliminated.

The health care industry is highly competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. The obesity treatment market in which we operate has grown significantly in recent years and is expected to continue to expand as technology continues to evolve and awareness of the need to treat the obesity epidemic grows. Although we are not aware of any competitors in the neuroblocking market, we face potential competition from pharmaceutical and surgical obesity treatments. Many of our competitors in the obesity treatment field have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly if they pursue competing solutions through collaborative arrangements with large and established companies, such as Allergan, Apollo Endosurgery, Boston Scientific, LivaNova PLC, Johnson & Johnson, Medtronic or St. Jude Medical. Our competitors may develop and patent processes or products earlier than us, obtain regulatory approvals for competing products more rapidly than we are able to and develop more effective, safer and less expensive products or technologies that would render our products non-competitive or obsolete.

Failure to protect our information technology infrastructure against cyber-based attacks, network security breaches, service interruptions, or data corruption could significantly disrupt our operations and adversely affect our business and operating results.

We currently rely on information technology and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and will rely on such systems to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. We use enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements.

Our information technology systems, some of which are managed by third-parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. We are not aware of any breaches of our information technology infrastructure. Despite the precautionary measures we have taken to prevent breakdowns in our information technology and telephone systems, if our systems suffer severe damage, disruption or shutdown and we are unable to effectively resolve the issues in a timely manner, our business and operating results may suffer.

Selling products for human consumption involves inherent legal and other risks, including product contamination, spoilage, tampering, allergens or other aduleration, which could lead to product liability or other claims.

In January 2018, we launched a limited time and scope pilot program selling private-labeled meal replacements and nutritional products that are manufactured and fulfilled by third-party vendors.  This program is primarily designed to serve individuals who may have interest in, but do not qualify for, treatment with our ReShape vBloc or ReShape Balloon devices. This program includes a customized nutrition program designed by, and weekly support from, a registered dietitian. We rely on our third-party vendors to ensure that the products they manufacture and sell comply with applicable regulatory, helath and safety, and other legal requirements. We also rely on our third-party vendors to ensure that the products are safe for human consumption and that any nutritional advice is appropriate under the circumstances. However, any product liability or other claims related to our meal replacement and nutritional products or services could significantly damage our reputation and consumer confidence in our products and could materially and adversely affect our business.

Risks Associated with Development and Commercialization of the ReShape vBloc, ReShape Balloon and ReShape Vest

Our efforts to commercialize our ReShape vBloc, ReShape Balloon and ReShape Vest may not succeed or may encounter delays which could significantly harm our ability to generate revenue.

Our ability to generate revenue will depend upon the successful commercialization of our ReShape vBloc, ReShape Balloon and our ReShape Vest. Our efforts to commercialize these products may not succeed for a number of reasons, including:

•                  we may not be able to obtain the regulatory approvals required for our ReShape Vest or for any future modifications to our ReShape vBloc or ReShape Balloon;

•                  our products may not be accepted in the marketplace by physicians, patients and third-party payers;

•                  sales of our ReShape Balloon may be negatively impacted by the FDA announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon;

•                  the price of our our products, associated costs of the surgical procedure and treatment and the availability of sufficient third-party reimbursement for the system implantation and follow-up procedures;

•                  appropriate reimbursement and/or coding options may not exist to enable billing for the system implantation and follow-up procedures;

•                  we may not be able to sell our products at a price that allows us to meet the revenue targets necessary to generate enough revenue for profitability;

•                  the frequency and severity of any side effects of our products;

•                  physicians and potential patients may not be aware of the perceived effectiveness and sustainability of the results of our products;

•                  we, or the investigators of our products, may not be able to have information on the outcome of the trials published in medical journals;

•                  the availability and perceived advantages and disadvantages of alternative treatments;

•                  any rapid technological change may make our products obsolete;

•                  we may not be able to have our products manufactured in commercial quantities or at an acceptable cost;

•                  we may not have adequate financial or other resources to complete the development and commercialization of our products or to develop sales and marketing capabilities for our products; and

•                  we may be sued for infringement of intellectual property rights and could be enjoined from manufacturing or selling our products.

Besides requiring physician adoption, market acceptance of our products will depend on successfully communicating the benefits of our products to three additional constituencies involved in deciding whether to treat a particular patient using our products: (1) the potential patients themselves; (2) institutions such as hospitals, where the procedure would be performed and opinion leaders in these institutions; and (3) third-party payers, such as private healthcare insurers and governmental payers, such as Medicare and Medicaid in the United States, which would ultimately bear most of the costs of the various providers and equipment involved in our vBloc Therapy, ReShape Balloon and ReShape Vest. Marketing to each of these constituencies requires a different marketing approach, and we must convince each of these groups of the efficacy and utility of our products to be successful.

If our products, or any other therapy or products for other gastrointestinal diseases and disorders that we may develop, do not achieve an adequate level of acceptance by the relevant constituencies, we may not generate significant product revenue and may not become profitable.

After we received FDA approval for our ReShape vBloc on January 14, 2015, we began the commercialization process for our ReShape vBloc in the United States, and had our first commercial sales within the United States in 2015. Previously, in 2012, we commenced commercial sales of our ReShape vBloc in Australia and the Middle East, but have not generated revenue from commercial sales outside of the United States since 2012 as we focused our resources on the U.S. regulatory approval process and commercialization of our product in the United States and we do not know when, or if, we will have the resources to commercialize our ReShape vBloc internationally. If we are not successful in the commercialization of our ReShape vBloc for the treatment of obesity we may not generate enough revenue to offset our expenses and may be forced to cease operations as a result.

We may not be able to obtain required regulatory approvals for our ReShape Vest in a cost-effective manner or at all, which could adversely affect our business and operating results.

The production and marketing of our ReShape Vest and our ongoing research and development, preclinical testing and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities both in the United States and abroad. U.S. and foreign regulations applicable to medical devices are wide-ranging and govern, among other things, the development, testing, marketing and premarket review of new medical devices, in addition to regulating manufacturing practices, reporting, advertising, exporting, labeling and record keeping procedures. We are required to obtain regulatory approval before we can market our ReShape Vest in the United States and certain foreign countries. The regulatory process requires significant time, effort and expenditures to bring products to market, and it is possible that our ReShape Vest will not be approved for sale. Even if regulatory approval of a product is granted, it may not be granted within the timeframe that we expect, which could have an adverse effect on our operating results and financial condition. In addition, even if regulatory approval of a product is granted, the approval could limit the uses for which the product may be labeled and promoted, which may limit the market for our ReShape Vest. Even after a product is approved by the FDA, we may have ongoing responsibilities under FDA regulations, non-compliance of which could result in the subsequent withdrawal of such approvals, or such approvals could be withdrawn due to the occurrence of unforeseen problems following initial approval. We also are subject to medical device reporting regulations that require us to report to the FDA if any of our products causes or contributes to a death or serious injury or if a malfunction were it to occur might cause or contribute to a death or serious injury. Any failure to obtain regulatory approvals on a timely basis or the subsequent withdrawal of such approvals could prevent us from successfully marketing our products, which could adversely affect our business and operating results.

While we previously had received approval from the regulatory body of the European Economic Area to market our ReShape vBloc product for the treatment of obesity, that approval will lapse March 31, 2018 and we have not received, and may never receive, approval from the regulatory bodies of any other  foreign countries..

We do not have the necessary regulatory approvals to market our ReShape vBloc product in any foreign market other than the European Economic Area for which we received CE Mark approval for our ReShape vBloc in March 2011 for the treatment of obesity and other countries which accept these regulatory approvals. The CE Mark approval for our ReShape vBloc was expanded in 2014 to also include use for the management of Type 2 diabetes in obese patients. This CE Mark approval lapses March 31, 2018.   Additionally, the ReShape vBloc was previously listed on the Australian Register of Therapeutic Goods (ARTG). We commenced commercialization of our ReShape vBloc product in Australia and the Middle East in 2012, but have not generated revenue from commercial sales outside of the United States since 2012 as we focused our resources on the U.S. regulatory approval process and commercialization of our product in the United States and we do not know when, or if, we will have the resources to commercialize our ReShape vBloc internationally.

In order to market our ReShape vBloc outside of the United States, we will need to establish and comply with the numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries may differ from that required to obtain FDA approval. The regulatory approval process in other countries may also include all of the risks detailed below.

Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. While the ReShape vBloc was previously listed on the ARTG and has  European CE Marking until March 31, 2018 we cannot assure you when, or if, we will be able to restart sales in, Australia or the Middle East, commence sales or obtain approval to market our ReShape vBloc product in other countries outside the United States.

Because vBloc Therapy represents a novel way to effect weight loss in the treatment of obesity, and because there is a large population of obese patients who might be eligible for treatment, it is possible that other regulatory bodies will review an application for approval of our ReShape vBloc with greater scrutiny, which could cause that process to be lengthier and more involved than that for products without such characteristics. Such regulatory bodies can delay, limit or deny approval of our ReShape vBloc for many reasons, including our inability to demonstrate safety or effectiveness to their satisfaction, insufficient or inadequate data from our clinical trials, the facilities of our third-party manufacturers or suppliers may not meet applicable requirements; and changes in the regulatory bodies’ approval policies, expectations with regard to the type or amount of scientific data required or adoption of new regulations may require additional data or additional clinical studies.

We have limited data and experience regarding the safety and efficacy of the ReShape vBloc. Any long-term data that is generated may not be positive or consistent with our limited short-term data, which would affect market acceptance of these products.

Because our technology is relatively new in the treatment of obesity, we have performed clinical trials only with limited patient populations. The long-term effects of using the ReShape vBloc in a large number of patients have not been studied and the results of short-term clinical use of the ReShape vBloc do not necessarily predict long-term clinical benefits or reveal long-term adverse effects.

Clinical trials conducted with the ReShape vBloc have involved procedures performed by physicians who are very technically proficient. Consequently, both short and long-term results reported in these studies may be significantly more favorable than typical results achieved by physicians, which could negatively impact market acceptance of the ReShape vBloc and materially harm our business.

We may be unable to complete our current clinical trials or any additional clinical trials, or we may experience significant delays in completing those clinical trials, which could impact market acceptance of our ReShape vBloc and ReShape Balloon products and impair our financial position.

We continue to evaluate the vBloc Therapy in human clinical trials, including the EMPOWER trial, the ReCharge trial and the ReNew trial. We also continue to evaluate the ReShape Balloon product in the ReShape Post Approval Study.  Conducting a clinical trial, which involves screening, assessing, testing, treating and monitoring patients at several sites across the country and possibly internationally, and coordinating with patients and clinical institutions, is a complex and uncertain process.

The completion of our ongoing and future clinical trials, could be delayed, suspended or terminated for several reasons, including:

•                  ongoing discussions with regulatory authorities regarding the scope or design of our preclinical results or clinical trial or requests for supplemental information with respect to our preclinical results or clinical trial results;

•                  our failure or inability to conduct the clinical trials in accordance with regulatory requirements;

•                  sites currently participating in the trial may drop out of the trial, which may require us to engage new sites or petition the FDA for an expansion of the number of sites that are permitted to be involved in the trial;

•                  patients may not remain in or complete, clinical trials at the rates we expect;

•                  patients may experience serious adverse events or side effects during the trial, which, whether or not related to our product, could cause the FDA or other regulatory authorities to place the clinical trial on hold;

•                  clinical investigators may not perform our clinical trials on our anticipated schedule or consistent with the clinical trial protocol and good clinical practices;

•                  we may be unable to obtain a sufficient supply of ReShape vBloc or ReShape Balloon product necessary for the timely conduct of the clinical trials; and

•                  we may not have the financial resources necessary to fund the clinical trials on a timely basis.

Although we believe that we have adequate personnel and procedures in place to manage the clinical trial process, the complexity of managing this process while also commercializing our products and fulfilling our disclosure and other obligations to our stockholders, lenders, regulators and other constituents could result in our inadvertently taking actions outside the clinical trial process, which could adversely impact the trial. As is always the case, if the FDA ultimately determined that such actions materially violated the protocol for the trial, the FDA could suspend, terminate or reject the results of the clinical trial and require us to repeat the process.

If our clinical trials are delayed, it will take us longer to ultimately commercialize a product and generate revenue or the delay could result in our being unable to do so. Moreover, our development costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials, and on other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.

We rely on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis. However, we may not be able to control the amount and timing of resources that clinical sites may devote to our clinical trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials, ensure compliance by patients with clinical protocols or comply with regulatory requirements, we will be unable to complete these trials, which could prevent us from obtaining or maintaining regulatory approvals for our product. Our agreements with clinical investigators and clinical trial sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated. If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated, or the clinical data may be rejected by the FDA, adversely affecting our ability to successfully commercialize our product.

Modifications to the ReShape vBloc or ReShape Ballon may require additional approval from regulatory authorities, which may not be obtained or may delay our commercialization efforts.

The FDA and European Notified Body require medical device companies to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance; however, some of these regulatory authorities can review a company’s decision. Any modifications to an approved device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use could require additional clinical studies and separate regulatory applications. Product changes or revisions will require all the regulatory steps and associated risks discussed above possibly including testing, regulatory filings and clinical study. We may not be able to obtain approval of supplemental regulatory approvals for product modifications, new indications for our product or new products. Delays in obtaining future clearances would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our commercialization efforts and future growth.

Our neuroblocking therapy for the treatment of obesity is a unique form of treatment. Physicians may not widely adopt our ReShape vBloc and vBloc Therapy unless they determine, based on experience, long-term clinical data and published peer reviewed journal articles, that vBloc Therapy provides a safe and effective alternative to other existing treatments for obesity.

We believe we are the first and only company currently pursuing neuroblocking therapy for the treatment of obesity. Physicians tend to be slow to change their medical treatment practices because of the time and skill required to learn a new procedure, the perceived liability risks arising from the use of new products and procedures, and the uncertainty of third-party coverage and reimbursement. Physicians may not widely adopt our ReShape vBloc and vBloc Therapy unless they determine, based on experience, long-term clinical data and published peer reviewed journal articles, that the use of our vBloc Therapy provides a safe and effective alternative to other existing treatments for obesity, including pharmaceutical solutions and bariatric surgical procedures.

We cannot provide any assurance that the data collected from our current and planned clinical trials will be sufficient to demonstrate that our vBloc Therapy is an attractive alternative to other obesity treatment procedures. We rely on experienced and highly trained surgeons to perform the procedures in our clinical trials and both short-and long-term results reported in our clinical trials may be significantly more favorable than typical results of practicing physicians, which could negatively impact rates of adoption of our ReShape vBloc and vBloc Therapy. We believe that published peer-reviewed journal articles and recommendations and support by influential physicians regarding our ReShape vBloc and vBloc Therapy will be important for market acceptance and adoption, and we cannot assure you that we will receive these recommendations and support, or that supportive articles will be published.

If we fail to obtain adequate coding, coverage or payment levels for our product by governmental healthcare programs and other third-party payers, there may be no commercially viable markets for our ReShape vBloc or other products we may develop or our target markets may be much smaller than expected.

Healthcare providers generally rely on third-party payers, including governmental payers, such as Medicare and Medicaid in the United States, as well as private healthcare insurers, to adequately cover and reimburse the cost of medical devices. Importantly, third-party payers are increasingly challenging the price of medical products and services and instituting cost containment measures to control or significantly influence the purchase of medical products and services. We expect that third-party payers will continue to attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. If reimbursement for our ReShape vBloc and the related surgery and facility costs is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our ReShape vBloc will be impaired and our future revenue, if any, would be adversely affected. As such, even though we have obtained FDA approval for our ReShape vBloc and began to market it in 2015, the availability and level of third-party coverage and reimbursement could substantially affect our ability to successfully commercialize our ReShape vBloc and other products we may develop.

The efficacy, safety, ease of use and cost-effectiveness of our ReShape vBloc and of any competing products will, in part, determine the availability and level of coverage and payment. In particular, we expect that securing coding, coverage and payment for our ReShape vBloc will be more difficult if healthcare providers and obese individuals do not consider the percentage of EWL from a pre-implementation baseline that our clinical trials have demonstrated to be clinically meaningful, whether or not regulatory agencies consider the improvement of patients treated in clinical trials to have been clinically meaningful.

In some international markets, pricing of medical devices is subject to government control. In the United States and international markets, we expect that both government and third-party payers will continue to attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. If payment for our ReShape vBloc and the related surgery and facility costs is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our ReShape vBloc will be impaired and our future revenue, if any, would be adversely affected.

We cannot predict the likelihood or pace of any significant regulatory or legislative action in any of these areas, nor can we predict whether or in what form healthcare legislation being formulated by various governments will be passed. We also cannot predict with precision what effect such governmental measures would have if they were ultimately enacted into law. However, in general, we believe that such legislative activity will likely continue. If adopted, such measures can be expected to have an impact on our business.

If we or our suppliers fail to comply with ongoing regulatory requirements, or if we experience unanticipated product problems, our ReShape vBloc or ReShape Ballon could be subject to restrictions or withdrawal from the market.

Completion of our clinical trials and commercialization of our ReShape vBloc and ReShape Balloon will require access to manufacturing facilities that meet applicable regulatory standards to manufacture a sufficient supply of our products. We rely solely on third parties to manufacture and assemble our ReShape vBloc product and do not currently plan to manufacture or assemble our ReShape vBloc product ourselves in the future.  While we currently manufacture the ReShape Balloon in our own facility, for both ReShape vBloc and ReShape Balloon products, we rely on outside suppliers and service providers to deliver materials and services that comply with standards set by the FDA and other regulators.

Any product for which we obtain marketing approval, along with the manufacturing processes, post-approval clinical data and promotional activities for such product, will be subject to continual review and periodic inspections by our European Notified Body and the FDA and other regulatory bodies. In particular we and our manufacturers and suppliers are required to comply with ISO requirements, Good Manufacturing Practices, which for medical devices is called the Quality System Regulation (QSR), and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain marketing approval. The FDA enforces the QSR through inspections, which may be unannounced, and the CE system enforces its certification through inspections and audits as well. Our quality system has received certification of compliance to the requirements of ISO 13485:2003 and will have to continue to successfully complete such inspections to maintain regulatory approvals for sales outside of the United States. Failure by us or one of our manufacturers or suppliers to comply with statutes and regulations administered by the FDA, CE authorities and other regulatory bodies, or failure to adequately respond to any observations, could result in enforcement actions against us or our manufacturers or suppliers, including, restrictions on our product or manufacturing processes, withdrawal of the product from the market, voluntary or mandatory recall, fines, suspension of regulatory approvals, product seizures, injunctions or the imposition of civil or criminal penalties.

If any of these actions were to occur it would harm our reputation and cause our product sales to suffer. Furthermore, our key component suppliers may not currently be or may not continue to be in compliance with applicable regulatory requirements. If the FDA or any other regulatory body finds their compliance status to be unsatisfactory, our commercialization efforts could be delayed, which would harm our business and our results of operations.

Additionally, if the FDA determines that our promotional materials, training or other activities constitute promotion of an unapproved use, we could be subject to significant liability, the FDA could request that we cease, correct or modify our training or promotional materials or subject us to regulatory enforcement actions. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

We are subject to medical device reporting regulations that require us to report to the FDA, Competent Authorities or other governmental authorities in other countries if our products cause or contribute to a death or serious injury or malfunction in a way that would be reasonably likely to contribute to death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacturing. A government mandated, or voluntary, recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm our reputation with customers. There can be no assurance that there will not be product recalls in the future or that such recalls would not have a material adverse effect on our business. Once the product is approved and implanted in a large number of patients, infrequently occurring adverse events may appear that were not observed in the clinical trials. This could cause health authorities in countries where the product is available to take regulatory action, including marketing suspension and recall.

We may not be successful in our efforts to utilize our vBloc Therapy to treat comorbidities associated with obesity and other gastrointestinal diseases and disorders.

As part of our long-term business strategy, we plan to research the application of our vBloc Therapy to treat comorbidities associated with obesity and other gastrointestinal diseases and disorders. Research to identify new target applications requires substantial technical, financial and human resources, whether or not any new applications for our vBloc Therapy are ultimately identified. We may be unable to identify or pursue other applications of our technology. Even if we identify potential new applications for our vBloc Therapy, investigating the safety and efficacy of our therapy requires extensive clinical testing, which is expensive and time-consuming. If we terminate a clinical trial in which we have invested significant resources, our prospects will suffer, as we will have expended resources on a program that will not provide a return on our investment and missed the opportunity to allocate those resources to potentially more productive uses. We will also need to obtain regulatory approval for these new applications, as well as achieve market acceptance and an acceptable level of reimbursement.

We depend on a limited number of manufacturers and suppliers of various critical components for our products. The loss of any of these manufacturer or supplier relationships could prevent or delay commercialization of our products.

We rely entirely on third parties to manufacture our ReShape vBloc product and to supply us with all of the critical components of our products, including our leads, implantable batteries, neuroregulators, transmit coils and controllers.  Additionally, we rely on third party suppliers to provide the materials necessary for us to manufacture the ReShape Balloon.  If any of our existing suppliers were unable or unwilling to meet our demand for product components, or if the components or finished products that they supply do not meet quality and other specifications, completion of our clinical trials or commercialization of our product could be delayed. Alternatively, if we have to switch to a replacement manufacturer or replacement supplier for any of our product components, we may face additional regulatory delays, and the manufacture and delivery of our products could be interrupted for an extended period of time, which could delay completion of our clinical trials or commercialization of our products.

If our device manufacturers or our suppliers are unable to provide an adequate supply of our products, our growth could be limited and our business could be harmed.

In order to produce our products in the quantities that we anticipate will be required to meet anticipated market demand, we will need our manufacturers to increase, or scale-up, the production process by a significant factor over our current level of production. There are technical challenges to scaling-up manufacturing capacity and developing commercial-scale manufacturing facilities that may require the investment of substantial additional funds by us or our manufacturers and hiring and retaining additional management and technical personnel who have the necessary manufacturing experience. If we or our manufacturers are unable to do so, we may not be able to meet future demand, if any. We may also represent only a small portion of our supplier’s or manufacturer’s business and if they become capacity constrained they may choose to allocate their available resources to other customers that represent a larger portion of their business. We currently anticipate that we will continue to rely on third-party manufacturers and suppliers for the production of our products. If we are unable to obtain a sufficient supply of our products or the materials necessary to manufacture our products, our revenue, business and financial prospects would be adversely affected.

If we are unable to establish sales and marketing capabilities or enter into and maintain arrangements with third parties to market and sell our ReShape vBloc and ReShape Balloon products, our business may be harmed.

We have limited experience as a company in sales, marketing and distribution of our product and began the process of developing a sales and marketing organization in 2015 and have continued its development in 2016, 2017 and into 2018. We market our products in the United States through a direct sales force supported by field technical managers who provide training, technical and other support services to our customers. We have begun to develop the necessary sales and marketing infrastructure in order to commercialize our product, but developing a sales force is expensive and time consuming and we may be unable to develop an effective sales and marketing organization on a timely basis, if at all, or maintain our current sales and marketing capabilities, either of which would delay or prevent us from generating enough revenue to become profitable. Our sales force will be competing with the experienced and well-funded marketing and sales organizations of our more established competitors. If we are unable to establish and maintain our own sales and marketing capabilities, we will need to contract with third parties to market and sell our product. In this event, our profit margins would likely be lower than if we performed these functions ourselves. In addition, we would necessarily be relying on the skills and efforts of others for the successful marketing of our product. If we are unable to establish and maintain effective sales and marketing capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable.

When we have sufficient resources to commercialize our ReShape vBloc internationally, we intend to use direct, dealer and distributor sales models as the targeted geography best dictates. With the acquisition of ReShape Medical in October 2017, we have distributor agreements to sell the ReShape Balloon in the Middle East.

To generate sales and launch the commercialization of our product in other geographic regions we may need to identify and enter into other third-party distributor agreements. There is no assurance that we can do so on economically acceptable terms or that if we do so, that a third-party distributor will be successful in selling our product.

The commercialization of our products in countries outside the United States will expose our business to certain risks associated with international operations.

When we have sufficient resources to do so, we intend to commercialize our products in the European Economic Area, Australia and the Middle East and other international markets in which we obtain necessary regulatory approvals. Conducting international operations will subject us to unique risks, including:

•                  unfamiliar legal requirements with which we would need to comply;

•                  fluctuations in currency exchange rates;

•                  potentially adverse tax consequences, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

•                  increased financial accounting and reporting burdens and complexities; and

•                  reduced or varied protection for intellectual property rights in some countries.

The occurrence of any one of these risks could negatively affect our business and results of operations generally. Additionally, operating in international markets requires significant management attention. We cannot be certain that investments required to establish operations in other countries will produce desired levels of revenues or profitability.

We may be unable to attract and retain management and other personnel we need to succeed.

Our success depends on the services of our senior management and other key employees. The loss of the services of one or more of our officers or key employees could delay or prevent the successful completion of our clinical trials and the commercialization of our ReShape vBloc and ReShape Balloon and the development of our ReShape Vest. While two executives departed the Company in late 2017, three new executives were added in 2017 with the acquistions of BarioSurg, Inc. and ReShape Medical and a fourth executive was also added in October 2017 in order to oversee the expansion of our operations. Our continued growth will require hiring a number of qualified clinical, scientific, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. There is intense competition from other companies and research and academic institutions for qualified personnel in the areas of our activities. If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our development and commercialization activities.

We may be unable to manage our growth effectively.

Our business strategy entails significant future growth. For example, we will have to expand existing operations in order to commercialize our ReShape Balloon and develop our ReShape Vest, conduct additional clinical trials, increase our contract manufacturing capabilities, hire and train new personnel to handle the marketing and sales of our product, assist patients and healthcare providers in obtaining reimbursement for the use of our product and create and develop new applications for our technology. This growth may place significant strain on our management and financial and operational resources. Successful growth is also dependent upon our ability to implement appropriate financial and management controls, systems and procedures. Our ability to effectively manage growth depends on our success in attracting and retaining highly qualified personnel, for which the competition may be intense. If we fail to manage these challenges effectively, our business could be harmed.

We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business. We may not be able to obtain adequate product liability insurance.

Our business exposes us to a risk of product liability claims that is inherent in the testing, manufacturing and marketing of medical devices. The medical device industry has historically been subject to extensive litigation over product liability claims. We may be subject to product liability claims if our products cause, or appear to have caused, an injury. Claims may be made by consumers, healthcare providers, third-party strategic collaborators or others selling our products.

We have product liability insurance, which covers the use of our ReShape vBloc and vBloc Therapy and ReShape Balloon in our clinical trials and any commercial sales, in an amount we believe is appropriate. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. If we are unable to obtain insurance at an acceptable cost and on acceptable terms for an adequate coverage amount, or otherwise to protect against potential product liability claims, we could be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations. These liabilities could prevent or interfere with our product commercialization efforts. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity, which could result in the withdrawal of, or inability to recruit, clinical trial volunteers or result in reduced acceptance of our products in the market.

We may be subject to product liability claims even if it appears that the claimed injury is due to the actions of others. For example, we rely on the expertise of surgeons and other associated medical personnel to perform the medical procedure to implant and remove our products and to perform the related therapy. If these medical personnel are not properly trained or are negligent, the therapeutic effect of our products may be diminished or the patient may suffer critical injury, which may subject us to liability. In addition, an injury that is caused by the negligence of one of our suppliers in supplying us with a defective component that injures a patient could be the basis for a claim against us. A product liability claim, regardless of its merit or eventual outcome, could result in decreased demand for our products; injury to our reputation; diversion of management’s attention; withdrawal of clinical trial participants; significant costs of related litigation; substantial monetary awards to patients; product recalls or market withdrawals; loss of revenue; and the inability to commercialize our products under development.

Risks Related to Intellectual Property

If we are unable to obtain or maintain intellectual property rights relating to our technology and neuroblocking therapy, the commercial value of our technology and any future products will be adversely affected and our competitive position will be harmed.

Our commercial success depends in part on our ability to obtain protection in the United States and other countries for our ReShape vBloc and vBloc Therapy, ReShape Ballon and ReShape Vest by establishing and maintaining intellectual property rights relating to or incorporated into our technology and products. We own numerous U.S. and foreign patents and have numerous patent applications pending, most of which pertain to treating gastrointestinal disorders and the treatment of obesity. We have also received or applied for patents in Europe, Australia, China, India, Japan, Israel and Canada. In addition, we are the exclusive licensee of three U.S. patents owned by the Mayo Foundation for Medical Education and Research, which are unrelated to our vBloc Therapy. Our pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will provide us any competitive advantage. We expect to incur substantial costs in obtaining patents and, if necessary, defending our proprietary rights. The patent positions of medical device companies, including ours, can be highly uncertain and involve complex and evolving legal and factual questions. We do not know whether we will obtain the patent protection we seek, or that the protection we do obtain will be found valid and enforceable if challenged. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third-party’s products or patents in litigation or administrative proceedings, including patent interferences, re-examinations or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed. In the event that we seek to enforce any of our owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents we assert, which, if successful could result in the loss of the entire patent or the relevant portion of our patent, which would not be limited to any particular party. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Even if we were to prevail in any litigation, we cannot assure you that we can obtain an injunction that prevents our competitors from practicing our patented technology. Our competitors may independently develop similar or alternative technologies or products without infringing any of our patent or other intellectual property rights, or may design around our proprietary technologies.

We cannot assure you that we will obtain any patent protection that we seek, that any protection we do obtain will be found valid and enforceable if challenged or that it will confer any significant commercial advantage. U.S. patents and patent applications may also be subject to interference proceedings and U.S. patents may be subject to re-examination proceedings in the U.S. Patent and Trademark Office (USPTO), or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices, which proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of, the patent or patent application. In addition, such interference, re-examination and opposition proceedings may be costly. Moreover, the U.S. patent laws have recently changed with the adoption of the America Invents Act (AIA), possibly making it easier to challenge patents. Some of our technology was, and continues to be, developed in conjunction with third parties, and thus there is a risk that such third parties may claim rights in our intellectual property. Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

Non-payment or delay in payment of patent fees or annuities, whether intentional or unintentional, may result in loss of patents or patent rights important to our business. Many countries, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of the patent. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States, particularly in the field of medical products and procedures.

Many of our competitors have significant resources and incentives to apply for and obtain intellectual property rights that could limit or prevent our ability to commercialize our current or future products in the United States or abroad.

Many of our competitors who have significant resources and have made substantial investments in competing technologies may seek to apply for and obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. Our current or future U.S. or foreign patents may be challenged, circumvented by competitors or others or may be found to be invalid, unenforceable or insufficient. In most cases in the United States patent applications are published 18 months after filing the application, or corresponding applications are published in other countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications, or that we were the first to file patent applications for such inventions.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Intellectual property litigation is a common tactic in the medical device industry to gain competitive advantage. If we become subject to a lawsuit, we may be required to expend significant financial and other resources and our management’s attention may be diverted from our business.

There has been a history of frequent and extensive litigation regarding patent and other intellectual property rights in the medical device industry, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Accordingly, we may become subject to patent infringement claims or litigation in a court of law, or interference proceedings declared by the USPTO to determine the priority of inventions or an opposition to a patent grant in a foreign jurisdiction. We may also become subject to claims or litigation seeking payment of royalties based on sales of our product in connection with licensing or similar joint development arrangements with third parties or in connection with claims of patent infringement.

Specifically, on April 20, 2017, Fulfillium, Inc. filed a complaint in the United States District Court for the District of Delaware accusing ReShape Medical, our wholly owned subsidiary, of trade secret misappropriation and patent infringement of U.S. Patent Nos. 9,445,930 and 9,456,915, which we are currently in the process of defending. The defense and prosecution of intellectual property suits, USPTO interference proceedings, reexamination proceedings, or under more recently promulgated Inter Partes Review proceedings, depending on when the patent application was filed, or opposition proceedings and related legal and administrative proceedings, are both costly and time consuming and could result in substantial uncertainty to us. Litigation or regulatory proceedings may also be necessary to enforce patent or other intellectual property rights of ours or to determine the scope and validity of other parties’ proprietary rights. Any litigation, opposition or interference proceedings, with or without merit, may result in substantial expense to us, cause significant strain on our financial resources, divert the attention of our technical and management personnel and harm our reputation. We may not have the financial resources to defend our patents from infringement or claims of invalidity. An adverse determination in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from or pay royalties to third parties or prevent us from manufacturing, selling or using our proposed products, any of which could have a material adverse effect on our business and prospects.

Our vBloc Therapy or ReShape vBloc, ReShape Balloon or ReShape Vest may infringe or be claimed to infringe patents that we do not own or license, including patents that may issue in the future based on patent applications of which we are currently aware, as well as applications of which we are unaware. For example, we are aware of other companies that are investigating neurostimulation, including neuroblocking, and of patents and published patent applications held by companies in those fields. While we believe that none of such patents and patent applications are applicable to our products and technologies under development, third parties who own or control these patents and patent applications in the United States and abroad could bring claims against us that would cause us to incur substantial expenses and, if such claims are successfully asserted against us, they could cause us to pay substantial damages, could result in an injunction preventing us from selling, manufacturing or using our proposed products and would divert management’s attention. Because patent applications in many countries such as the United States are maintained under conditions of confidentiality and can take many years to issue, there may be applications now pending of which we are unaware and which may later result in issued patents that our products infringe. If a patent infringement suit were brought against us, we could be forced to stop our ongoing or planned clinical trials, or delay or abandon commercialization of the product that is subject of the suit.

As a result of patent infringement claims, or to avoid potential claims, we may choose or be required to seek a license from a third-party and be required to pay license fees or royalties, or both. A license may not be available at all or on commercially reasonable terms, and we may not be able to redesign our products to avoid infringement. Modification of our products or development of new products could require us to conduct additional clinical trials and to revise our filings with the FDA and other regulatory bodies, which would be time-consuming and expensive. Even if we were able to obtain a license, the rights may be nonexclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. This could harm our business significantly.

Risks Relating to Ownership of Our Common Stock

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading price of our common stock has been highly volatile. Further, our common stock has a limited trading history. The market price for our common stock will be affected by a number of factors, including:

•                  the denial or delay of regulatory clearances or approvals of our product or receipt of regulatory approval of competing products;

•                  our ability to accomplish clinical, regulatory and other product development milestones and to do so in accordance with the timing estimates we have publicly announced;

•                  changes in policies affecting third-party coverage and reimbursement in the United States and other countries;

•                  changes in government regulations and standards affecting the medical device industry and our product;

•                  ability of our products to achieve market success;

•                  the performance of third-party contract manufacturers and component suppliers;

•                  our ability to develop sales and marketing capabilities;

•                  actual or anticipated variations in our results of operations or those of our competitors;

•                  announcements of new products, technological innovations or product advancements by us or our competitors;

•                  developments with respect to patents and other intellectual property rights;

•                  sales of common stock or other securities by us or our stockholders in the future;

•                  additions or departures of key scientific or management personnel;

•                  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•                  the trading volume of our common stock;

•                  changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

•                  public statements by analysts or clinicians regarding their perceptions of our clinical results or the effectiveness of our products;

•                  decreases in market valuations of medical device companies; and

•                  general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

Our inability to comply with the listing requirements of the NASDAQ Stock Market could result in our common stock being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests (including a minimum closing bid price of $1.00 per share for our common stock) to maintain the listing of our common stock on the NASDAQ Stock Market. If we do not maintain compliance with the continued listing requirements for the NASDAQ Stock Market within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file). If our common stock were delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would also impair our ability to raise capital.

Sales of a substantial number of shares of our common stock in the public market by existing stockholders, or the perception that they may occur, could cause our stock price to decline.

Sales of substantial amounts of our common stock by us or by our stockholders, announcements of the proposed sales of substantial amounts of our common stock or the perception that substantial sales may be made, could cause the market price of our common stock to decline. We may issue additional shares of our common stock in follow-on offerings to raise additional capital, upon the exercise of options or warrants, or in connection with acquisitions or corporate alliances. We also plan to issue additional shares to our employees, directors or consultants in connection with their services to us. All of the currently outstanding shares of our common stock are freely tradable under federal and state securities laws, except for shares held by our directors, officers and certain greater than five percent stockholders and shares received by the former ReShape Medical equity holders in connection with the merger, which may be subject to holding period, volume and other limitations under Rule 144. Due to these factors, sales of a substantial number of shares of our common stock in the public market could occur at any time and could reduce the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

The shares of common stock issued to the former ReShape Medical equity holders in connection with the merger were issued in a transaction intended to be exempt from registration under the Securities Act of 1933. Therefore, those shares are not currently freely tradable under the federal securities laws. We may also issue additional registered or unregistered shares of our common stock in conection with acquisitions or corporate alliances. If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital for general corporate purposes, in the future we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be lower than the current price per share of our common stock. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

In addition, in connection with the ReShape Medical merger, we issued 187,772 shares of newly created non-voting series C convertible preferred stock, which shares became convertible into 18,777,200 shares of voting common stock upon the post-closing approval of our stockholders in accordance with the NASDAQ Stock Market Rules. On December 19, 2017, the date of stockholder approval, 82,384 shares of series C convertible preferred stock automatically converted into 8,238,400 shares of common stock. The remaining 105,388 shares of series C convertible preferred stock are convertible at the option of their holders into approximately 10.5 million shares of common stock, provided that the former ReShape Medical holders will not be permitted to convert their shares of series C convertible preferred stock into shares of common stock to the extent such conversion would cause them to holder more than 49.0% of our outstanding voting securities at the time of any such conversion.

Our organizational documents and Delaware law make a takeover of our company more difficult, which may prevent certain changes in control and limit the market price of our common stock.

Our certificate of incorporation and bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. These provisions include:

•                  the ability of our board of directors to create and issue preferred stock without stockholder approval, which could be used to implement anti-takeover devices;

•                  the authority for our board of directors to issue without stockholder approval up to the number of shares of common stock authorized in our certificate of incorporation, that, if issued, would dilute the ownership of our stockholders;

•                  the advance notice requirement for director nominations or for proposals that can be acted upon at stockholder meetings;

•                  a classified and staggered board of directors, which may make it more difficult for a person who acquires control of a majority of our outstanding voting stock to replace all or a majority of our directors;

•                  the prohibition on actions by written consent of our stockholders;

•                  the limitation on who may call a special meeting of stockholders;

•                  the prohibition on stockholders accumulating their votes for the election of directors; and

•                  the ability of stockholders to amend our bylaws only upon receiving a majority of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

In addition, as a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

These provisions also could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. Some provisions in our certificate of incorporation and bylaws may deter third parties from acquiring us, which may limit the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our common stock.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.